Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-260535) of Informatica Inc., pertaining to the 2015 Equity Incentive Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Informatica Inc., of our report dated March 24, 2022, with respect to the consolidated financial statements of Informatica Inc. included in this Annual Report (Form 10-K) of Informatica Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Jose, California
March 24, 2022